                                                                     Exhibit 3.1


                            ARTICLES OF AMENDMENT AND
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.

         The undersigned hereby certifies that Restated Articles of Incorporation of Buffalo Wild Wings, Inc., in the form attached hereto as Exhibit, were duly adopted pursuant to Minnesota Statutes chapter 302A.

         I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Dated:  June 1, 1998                   /s/  Sally J. Smith
                                       -----------------------------------------
                                       Sally J. Smith, President

                                                                       Exhibit A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.


                                ARTICLE 1 - NAME
                                ----------------

         1.1) The name of the corporation shall be Buffalo Wild Wings, Inc.


                          ARTICLE 2 - REGISTERED OFFICE
                          -----------------------------

         2.1) The registered office of the corporation is located at 1919 Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426.


                            ARTICLE 3 - CAPITAL STOCK
                            -------------------------

         3.1) Authorized Shares. The aggregate number of shares the corporation has authority to issue shall be 20,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 15,000,000 shares of Common Stock and 5,000,000 shares of Undesignated Stock. The Board of Directors of the corporation is authorized to establish from the Undesignated Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional Common Stock), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS
                       ----------------------------------

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


                              ARTICLE 5 - DIRECTORS
                              ---------------------

         5.1) Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors.


          ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS, AND DISSOLUTION
          -------------------------------------------------------------

         6.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION
               --------------------------------------------------

         7.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.


                  ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY
                  --------------------------------------------

         8.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                       STATEMENT OF DESIGNATION OF SHARES
                                       OF
                            BUFFALO WILD WINGS, INC.

         The undersigned hereby certifies that the resolutions set forth on Exhibit A attached hereto were duly adopted by a Special Committee of the Board of Directors of Buffalo Wild Wings, Inc. on November 29, 1999 pursuant to authority granted to such Special Committee by the Board of Directors on November 19, 1999.

         I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the corporation.

December 2, 1999

                                      BUFFALO WILD WINGS, INC.


                                            Sally J. Smith
                                      ------------------------------------------
                                      Sally J. Smith
                                      President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

             STATEMENT OF DESIGNATION OF SERIES A PREFERRED STOCK OF
                            BUFFALO WILD WINGS, INC.
                             a Minnesota Corporation

         WHEREAS, the Board of Directors of Buffalo Wild Wings, Inc., a Minnesota corporation (the "Corporation"), is authorized by the Articles of Incorporation to establish from the 5,000,000 authorized but undesignated shares of capital stock one or more classes or series of shares, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof by filing a statement pursuant to the applicable law of the State of Minnesota; and

         WHEREAS, the Board of Directors desires to authorize the issuance of Series A Preferred Stock, to establish the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof;

         NOW, THEREFORE, BE IT RESOLVED, that of the 5,000,000 undesignated shares currently authorized, 4,000,000 shares are hereby designated as Series A Preferred Stock, which shares shall have the following designation, powers, preferences and rights and qualifications, limitations and restrictions thereon:

         The following terms used herein shall have the following definitions:

         "Capital Transaction" shall mean any of the following: (i) one or more mergers, consolidations, liquidations, sales of more than 50% of the assets of the Corporation or other similar corporate actions pursuant to which the Corporation or the holders of equity interests in the Corporation receive cash, securities or other property; (ii) at least a majority of the voting securities of the Corporation is sold; or (iii) a Qualified Public Offering.

         "Conversion Price" shall mean initially $2.788291; provided, that such Conversion Price is subject to adjustment from time to time as set forth herein.

         "Determination Date" shall have the meaning set forth in the form of Warrant attached as Exhibit C to the Purchase Agreement.

         "Liquidation Value" shall mean $2.788291.

         "Liquidity Event" shall mean (i) December 2, 2004, (ii) the occurrence of a Capital Transaction, (iii) the occurrence of an Event of Default as defined in Section 8.1 of the Purchase Agreement, (iv) the occurrence of any event or circumstance which requires the Corporation to repay, repurchase, redeem or otherwise to retire any equity security of the Corporation or which permits the holder of such equity security to require any such repayment, repurchase, redemption or retirement, or (v) the employment of Sally Smith is terminated for any reason, except upon such Person's death or disability, and the Corporation shall not have hired a replacement for such Person who has been approved by the Majority Holders (as defined in the Purchase Agreement) within 120 days thereafter, such approval not to be unreasonably withheld.

         "Management Stock Option Plan" shall mean the Corporation's stock option plan in existence on the date of the Purchase Agreement pursuant to which the Corporation has the right to grant options or warrants to employees or consultants of the Corporation for up to a maximum of 1,500,000 shares of Common Stock.

         "Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 2, 1999 among the Corporation, GMN Investors II, L.P., Regent Capital Partners, L.P., Carefree Capital Partners, Limited Partnership, a Wyoming Limited Partnership, and the other investors listed on Exhibit A attached thereto.

         "Purchase Price" shall mean $2.788291.

         "Qualified Public Offering" shall mean the closing of the Corporation's underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock in which not less than $20,000,000 in gross proceeds are received by the Corporation for the account of the Corporation; provided that in the case of a public offering underwritten by one or more of the investment banking firms listed on Schedule 1.4 attached to the Purchase Agreement, the amount of gross proceeds for purposes of this definition shall be $15,000,000.

         "Series A Preferred Stock" shall mean have the meaning set forth in
Section 1 hereof.

         "Stockholders' Agreement" shall mean that certain Stockholders' Agreement dated as of December 2, 1999 among the Corporation, GMN Investors II, L.P., Regent Capital Partners, L.P., Carefree Capital Partners, Limited Partnership, a Wyoming Limited Partnership, and the other investors listed on Exhibit A attached thereto, and certain other stockholders of the Corporation, as such Agreement may be amended, restated, modified or supplemented in accordance with the terms thereof.

         "Warrant Shares" shall mean, collectively, (a) Common Stock issuable upon exercise of the Warrants in accordance with their terms, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Corporation, and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock dividend or a stock split.

         "Warrants" shall mean the Warrants of the Corporation issued pursuant to Section 2.1 of the Purchase Agreement and any other Warrants transferred to any other holders pursuant to Section 12 thereof.

         1. Designation. A series of Preferred Stock, designated Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), is hereby provided for, which series shall have the rights, privileges and preferences set forth below.

         2. Authorized Number. The number of shares constituting the Series A Preferred Stock shall be 4,000,000 shares.

         3. Dividends. The holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of twelve percent (12%) of the Purchase Price thereof per annum per share (calculated on the basis of a 360-day year commencing as of the date of issue thereof), compounded annually and payable in arrears on redemption, or if greater (as determined on a per annum and as converted basis for the Series A Preferred Stock), an amount equal to that paid on any other outstanding shares of this Corporation. Such dividends shall accrue cumulatively on a daily basis.

         4. Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount equal to the Liquidation Value per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock and/or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock.

         5. Voting. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 6 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 9 below or by the provisions establishing any other series of stock, holders of Series A Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

         6. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the sum of the Purchase Price by the Conversion Price in effect at the time of conversion. Such Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 8 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation to holders of Series A Preferred Stock.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price.

                  (c) Mechanics of Conversion.

                           (i) In order for a holder of Series A Preferred Stock
                  to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
                  Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the applicable Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii) All shares of Series A Preferred Stock which
                  shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

                           (iv) The Corporation shall pay any and all issue and
                  other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) Adjustments to Conversion Price for Diluting Issues.

                           (i) Special Definitions. For purposes of this
                  Subsection 6(d), the following definitions shall apply:

                                    (A) "Additional Shares of Common Stock"
                           shall mean all shares of Common Stock issued (or, pursuant to Subsection 6(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                                             (I) shares of Common Stock issued
                                    or issuable as a dividend or other
                                    distribution on Series A Preferred Stock;

                                             (II) shares of Common Stock issued
                                    or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 6(e) or 6(f) below;

                                             (III) up to 1,500,000 shares of
                                    Common Stock (and/or Options exercisable therefor) (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) issued or issuable pursuant to the Management Stock Option Plan;

                                             (IV) shares of Common Stock issued
                                    or issuable upon exercise of the Warrants;
                                    and

                                             (V) shares of Common Stock issued
                                    or issuable upon exercise of the warrants listed on Schedule 3.5(b) attached to the Purchase Agreement.

                                    (B) "Convertible Securities" shall mean any
                           evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (C) "Options" shall mean rights, options or
                           warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (other than as provided in Subsection 6(d)(i)(A)(III) above.

                                    (D) "Original Issue Date" shall mean the
                           date on which a share of Series A Preferred Stock was first issued.

                           (ii) No Adjustment of Conversion Price. No adjustment
                  in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 6(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or
                  (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                           (iii) Issue of Securities Deemed Issue of Additional
                  Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 6(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Conversion
                           Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
                           Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
                           any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                                    (D) In the event of any change in the number
                           of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to clause (B)
                           or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           In the event the Corporation, after the Original
                  Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 6(d)(iii) shall apply.

                           (iv) Adjustment of Conversion Price Upon Issuance of
                  Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 6(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 6(e) or upon a dividend or distribution as provided in Subsection 6(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 6(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 6(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           Notwithstanding the provisions of this Section
                  6(d)(iv), in the event that a holder or holders of Series A Preferred Stock convert any shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6 prior to the Determination Date, upon the determination that a number of Warrant Shares will be issuable upon exercise of the Warrants (as set forth in Section 2.1 of the Warrants), the Corporation shall issue on a pro rata basis to the holders of Common Stock issued upon conversion of the Series A Preferred Stock prior to the Determination Date additional shares of Common Stock such that on the Determination Date the sum of
                  (i) the number of those additional shares of Common Stock,
                  (ii) the number of outstanding shares of Common Stock that were converted from Series A Preferred Stock held by such holders immediately prior to the Determination Date, (iii) the number of shares of Common Stock into which any outstanding shares of Series A Preferred Stock not yet converted are then convertible, and (iv) the number of additional shares, if any, issuable pursuant to the immediately succeeding paragraph, equals 32.7% of all outstanding common equity of the Corporation on a fully diluted basis as of the Closing Date (as defined in the Purchase Agreement). For purposes of this paragraph, "pro rata basis" for a particular holder shall mean such holder's percent ownership of the securities described in clause (ii) of the immediately preceding sentence. For the avoidance of doubt, outstanding common equity of the Corporation shall include the additional shares issued pursuant to this paragraph, the shares subject to the Warrants and the number of shares equal to the difference between the 1,500,000 options authorized under the Management Stock Option Plan and the number of options actually outstanding thereunder on the Determination Date. Schedule 1 sets forth the calculations of the aggregate number of shares of Common Stock into which the Series A Preferred Stock are convertible based on the adjustments pursuant to this paragraph.

                           Notwithstanding the provisions of this Section
                  6(d)(iv), in the event that a holder or holders of Series A Preferred Stock convert any shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6 on or after the Determination Date, on such conversion date the Corporation shall issue on a pro rata basis to the holders of the Series A Preferred Stock shares of Common Stock such that on such conversion date the sum of (i) the number of those shares of Common Stock, (ii) the number of shares of Common Stock into which any outstanding shares of Series A Preferred Stock not yet converted are convertible, (iii) the number of outstanding shares of Common Stock that were previously converted from Series A Preferred Stock, and (iv) the number of additional shares, if any, issued pursuant to the immediately preceding paragraph, equals 32.7% of all outstanding common equity of the Corporation on a fully diluted basis as of the Closing Date (as defined in the Purchase Agreement). For purposes of this paragraph, "pro rata basis" for a particular holder shall mean such holder's percent ownership of the securities described in clause (ii) of the immediately preceding sentence. For the avoidance of doubt, outstanding common equity of the Corporation shall include the shares issued pursuant to this paragraph, the shares subject to the Warrants and the number of shares equal to the difference between the 1,500,000 options authorized under the Management Stock Option Plan and the number of options actually outstanding thereunder on the Determination Date. Schedule 1 sets forth the calculations of the aggregate number of shares of Common Stock into which the Series A Preferred Stock are convertible based on the adjustments pursuant to this paragraph.

                           Notwithstanding the provisions of this Section
                  6(d)(iv), in the event that the Corporation issues additional shares of Common Stock or other equity securities of the Corporation to any of those certain holders of Common Stock who converted their bridge notes from the Corporation into such Common Stock as an adjustment to the original number of shares of Common Stock issued pursuant to such conversion, then the Corporation shall issue on a pro rata basis to the holders of (i) the outstanding shares of Series A Preferred Stock and (ii) any Common Stock that was already converted from Series A Preferred Stock, an additional number of shares of Series A Preferred Stock and/or Common Stock, as the case may be, such that such holders own in the aggregate 32.7% of all outstanding common equity of the Corporation as of the Closing Date (as defined in the Purchase Agreement). For purposes of this paragraph, "pro rata basis" for a particular holder shall mean such holder's percent ownership of the securities described in clause (i) or (ii) of the immediately preceding sentence, as the case may be. For the avoidance of doubt, outstanding common equity of the Corporation shall include the additional shares issued pursuant to this paragraph, the number of shares equal to the difference between the 1,500,000 options authorized under the Management Stock Option Plan and the number of options actually outstanding thereunder.

                           Notwithstanding the provisions of this Subsection
                  6(d)(iv), in the event the Corporation makes a Dilutive Issuance (as defined below), the adjustment to the Conversion Price of shares of Series A Preferred Stock provided for in this Subsection 6(d)(iv) as a result of such Dilutive Issuance shall not be made with respect to shares of Series A Preferred Stock held by a person or entity who was given the opportunity to purchase its Pro Rata Portion (as defined below) of such Dilutive Issuance (whether pursuant to a right of first refusal or otherwise), and who failed to purchase its Pro Rata Portion of such Dilutive Issuance. Each such holder shall be deemed to have waived (i) the reduction in the Conversion Price of such holder's shares of Series A Preferred Stock that would have otherwise resulted pursuant to this Subsection 6(d)(iv) from such Dilutive Issuance, and (ii) the right to receive, upon conversion of its Series A Preferred Stock pursuant to this Section 6, any additional shares of Common Stock that would have been issuable as a result of such reduction in the Conversion Price; and such waiver shall be binding upon any transferee of the shares of Series A Preferred Stock held by such holder. A "Dilutive Issuance" shall mean any issuance of Additional Shares of Common Stock that results (or would result, except for this paragraph) in a reduction in the Conversion Price pursuant to this Subsection 6(d)(iv). A holder's "Pro Rata Portion" of a Dilutive Issuance shall mean the number of Additional Shares of Common Stock issued in such Dilutive Issuance, multiplied by a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock then held by such holder, and the denominator of which is the aggregate number of shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock then outstanding. For purposes of this paragraph, the portion of a Dilutive Issuance purchased by a holder of Series A Preferred Stock shall be deemed to include any portion of such Dilutive Issuance purchased by an "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended) of such holder.

                           All certificates representing shares of Series A
                  Preferred Stock shall have affixed thereto a legend substantially in the following form:

                           "The shares represented by this certificate are convertible into shares of common stock at a rate which may vary among different stockholders of the Corporation. Information concerning the conversion rate applicable to the shares represented by this certificate may be obtained from the Secretary of the Corporation."

                           (v) Determination of Consideration. For purposes of
                  this Subsection 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) Cash and Property: Such consideration
                           shall:

                                             (I) insofar as it consists of cash,
                                    be computed at the aggregate of cash
                                    received by the Corporation, excluding
                                    amounts paid or payable for accrued
                                    interest;

                                             (II) insofar as it consists of
                                    property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                             (III) in the event Additional
                                    Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                                    (B) Options and Convertible Securities. The
                           consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 6(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                             (x) the total amount, if any,
                                    received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                             (y) the maximum number of shares of
                                    Common Stock (as set forth in the
                                    instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (vi) Multiple Closing Dates. In the event the
                  Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

                           (1) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

         provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this
         Section 6 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (j) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and identifying the shares of Series A Preferred Stock to which it applies and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect with respect to such holder's shares, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such holder's shares of Series A Preferred Stock.

                  (l) Notice of Record Date. In the event:

                           (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution,
                  subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification,
                  consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         7. Mandatory Conversion.

                  (a) Upon the closing (the "Mandatory Conversion Date") of the sale of shares of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, (i) in the case of such an offering at a price per share equal to or exceeding $7.00 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), at the then effective conversion rate, and (ii) in the case of such an offering at a price per share less than $7.00 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), at the then effective conversion rate (the "Base Number of Shares"), provided that in such case the Corporation shall also issue to the holders of the Series A Preferred Stock a number of additional shares of Common Stock equal to the quotient obtained by dividing the difference between (A) $7.00 multiplied by the Base Number of Shares and (B) the offering price per share multiplied by the sum of the Base Number of Shares and the number of Warrant Shares (provided that if the Mandatory Conversion Date is prior to the Determination Date, the number of Warrant Shares shall be deemed to be zero), by the offering price per share. Attached hereto as
         Schedule 2 are examples of the calculation of additional shares of Common Stock described in clause (ii) of the immediately preceding sentence, which examples assume that the Mandatory Conversion Date is prior to the Determination Date. Thereafter, all references herein to Series A Preferred Stock shall be deleted and of no further force or effect.

                  (b) All holders of record of shares of Series A Preferred Stock, shall be given written notice of the Mandatory Conversion Date, and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, pursuant to this Section 7. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock, at such holder's address last shown on the records of the transfer agent (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock, shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock, so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 6(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Series A Preferred Stock, which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

                  (d) Notwithstanding anything in this Section 7 to the contrary, if the Majority Holders (as defined in the Stockholders' Agreement) have voting control of the board of directors of the Corporation pursuant to the last sentence of Section 3.1(b) of the Stockholders' Agreement, then no additional shares of Common Stock shall be issued pursuant to clause (ii) of Section 7(a).

         8. Redemption.

                  (a) The Corporation will, subject to the conditions set forth below and in Section 8.2 of the Purchase Agreement, upon a Liquidity Event and the receipt of not less than 15 days prior written notice from a holder of shares of Series A Preferred Stock (the "Redemption Election"), redeem from such holder, at a price equal to the Purchase Price (subject to appropriate adjustment only for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus any accrued but unpaid dividends thereon (as applicable, the "Redemption Price"), the number of shares of Series A Preferred Stock held and designated in such written notice by such holder. The Corporation shall provide at least 30 days prior written notice of a Liquidity Event described in clauses (ii) through (v) of the definition thereof, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent).

                  (b) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on the date of any applicable Liquidity Event are insufficient to redeem the number of shares of applicable Series A Preferred Stock required under this Section 8 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the Redemption Price, as the case may be, of such shares of Series A Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series A Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

                  (c) Unless there shall have been a default in payment of a Redemption Price, on the date of any applicable Liquidity Event all rights of each holder of shares of Series A Preferred Stock whose shares were redeemed as a stockholder of the Corporation by reason of the ownership of such shares and pursuant to a Redemption Election will cease, except the right to receive such Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Liquidity Event be deemed to be outstanding.

                  (d) Any Series A Preferred Stock redeemed pursuant to this
         Section 8 will be cancelled and will not under any circumstances be reissued, sold or transferred.

         9. Negative Covenants. The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least 50.1% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class; provided that the Corporation shall not extend the scheduled date of any required repurchase or redemption or reduce the repurchase or redemption price payable thereon or change any conversion right without the written consent or affirmative vote of each holder of the then outstanding shares of Series A Preferred Stock. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over or on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

         10. Waiver. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote of the holders of at least 50.1% of the shares of Series A Preferred Stock then outstanding.

         11. Cancellation Under Certain Circumstances. At such time as all outstanding shares of Series A Preferred Stock have been converted or redeemed,
(i) any theretofore authorized but unissued shares of such series shall also be canceled and shall not be reissuable by the Corporation, (ii) this Statement of Designation shall be deemed amended to eliminate all authorized Series A Preferred Stock, as the case may be, and the terms and provisions thereof, and
(iii) the Board of Directors and officers of the Corporation are authorized to take such action and execute and file such instruments as may be necessary or appropriate to effect such amendment.


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

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.

         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the amendment to the Articles of Incorporation of Buffalo Wild Wings, Inc., amending and restating Article 3.1 in its entirety, as set forth below, was duly adopted at a meeting of the shareholders of the corporation on May 11, 2001:

                           "ARTICLE 3 - CAPITAL STOCK

                  3.1) The aggregate number of shares the corporation has authority to issue shall be 110,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 78,000,000 shares of Common Stock, 4,000,000 shares of Series A Preferred Stock and 28,000,000 shares of Undesignated Stock. The Board of Directors of the corporation is authorized to establish from the Undesignated Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional Common Stock), and to fix the relative rights and preferences of each such class or series."

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.

Dated:   May 14, 2001

                                 /s/ Sally J. Smith
                           -----------------------------------------------------
                           Sally J. Smith, President and Chief Executive Officer

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.

         Pursuant to the provisions of Minnesota Statutes, Sections 302A.402, Subd. 3, and 302A.139, the following amendment to the Articles of Incorporation of Buffalo Wild Wings, Inc. was duly adopted by the Executive Committee of the Board of Directors on September 9, 2003:

         1. Effective as of September, 9, 2003, Section 3.1 of Article 3 of the Articles of Incorporation is hereby amended and restated in its entirety:

         "3.1) Authorized Shares. The aggregate number of shares the corporation has authority to issue shall be 25,200,000 shares, which shall have a par value of $0.01 per share solely for the purpose of a statute or regulation imposing a tax of fee based upon the capitalization of the corporation, and which shall consist of 15,600,000 Common Shares (hereinafter referred to as "Common Stock"), 4,000,000 shares of Series A Preferred Stock and 5,600,000 shares of Undesignated Stock. The Board of Directors of the corporation is authorized to establish from the Undesignated Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional Common Stock), and to fix the relative rights and preferences of each such class or series."

         2. On the effective date of this Amendment, every five (5) shares of Common Stock of Buffalo Wild Wings, Inc. outstanding shall be converted into and become one (1) share of Common Stock.

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.

Dated:   September 9, 2003

                                          /s/ James M. Schmidt
                                      ------------------------------------------
                                      James M. Schmidt, Executive Vice President
                                        and General Counsel

                             ARTICLES OF CORRECTION
                                       OF
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.

         Pursuant to the provisions of Minnesota Statutes, Section 5.16, the Articles of Amendment of the Articles of Incorporation of Buffalo Wild Wings, Inc. filed with the Minnesota Secretary of State on September 9, 2003, which omitted to provide a statement as required by the Minnesota Statutes, are hereby corrected to add the following statement:

                  3. This Amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remains unissued after the stock split set forth above exceeding the percentage of authorized shares of that class or series that were unissued before such stock split.

         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.

Dated: September 10, 2003


                               /s/ James M. Schmidt
                               ----------------------------------------------
                               James M. Schmidt, Executive Vice President and
                                 General Counsel